EXHIBIT 10.8
EXHIBIT
(Non-Compete)

Optionee agrees that for the period beginning on the Date of Grant and ending one (1) year after Optionee’s termination of employment, Optionee will not, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, other than as a 2% or less shareholder of a publicly traded corporation, do any of the following:

a.           Carry on any business or become involved in any business activity, which is (i) competitive with the business of the Company (or a subsidiary or joint venture of the Company), as presently conducted and as said business may evolve in the ordinary course, and (ii) a business or business activity in which Optionee was engaged in the course of Optionee’s employment with the Company (or a subsidiary or joint venture of the Company);

b.           Recruit, solicit or hire, or assist anyone else in recruiting, soliciting or hiring, any employee of the Company (or any subsidiary or joint venture of the Company), for employment with any competitor of the Company (or of any subsidiary or joint venture of the Company);

c.           Induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer of the Company (or any subsidiary or joint venture of the Company), with whom Optionee or anyone under Optionee’s supervision has dealt, or about whom Optionee has been provided any confidential information, to discontinue, divert, reduce or not renew its business with the Company (or with any subsidiary or joint venture of the Company), or disclose to anyone else any confidential information relating to the identities, preferences, and/or requirements of any such customer; or

d.           Engage in any other conduct inimical, contrary or harmful to the interests of the Company (or any subsidiary or joint venture of the Company), including, but not limited to, conduct related to Optionee’s employment, or violation of any Company policy.

Remedies.

a.           In the event of a breach or, with respect to subparagraph (i), threatened breach of this Exhibit, the Company shall be entitled, in addition to any other legal or equitable remedies it may have:

(i)           to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Optionee hereby expressly acknowledges that the harm which might result as a result of any noncompliance by Optionee would be largely irreparable, and Optionee agrees that if there is a question as to the enforceability of any of the provisions of this Agreement, Optionee will abide by the Exhibit until after the question has been resolved by a final judgment of a court of competent jurisdiction;

(ii)           to cancel this option; and/or

(iii)           with respect to this option or any part thereof that has been exercised by Optionee during the three-year period preceding such breach, to recover from Optionee an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option (or part thereof which has been exercised) as of the date of such exercise, over the purchase price under such option.  The Company shall also be entitled to recover from Optionee any expenses incurred by the Company in exercising its right of recovery under this subparagraph (iii).  The Committee shall have sole discretion in determining the amount that shall be recovered from Optionee under this subparagraph (iii).

b.           The parties acknowledge and agree that the restrictions contained in this Exhibit are reasonable in light of, among other things, the following:  (i) The parties’ expectations regarding the Exhibit are based on the law of Missouri, where the Company is headquartered and has its principal place of business; (ii) The Company hereby agrees, as a result of Optionee’s agreeing to this Exhibit, that the Company shall provide Optionee with confidential, competitively-sensitive and proprietary information; (iii) The Company competes both throughout the United States and in international markets; and (iv) The confidential and competitively-sensitive information which Optionee shall be provided, the customer and other business relationships that Optionee shall be allowed to develop, enhance and/or solidify, and the other benefits that Optionee is receiving as the result of agreeing to this Exhibit, justify the restrictions contained herein.

EXHIBIT 10.8
EXHIBIT
(Compensation Recovery Policy)

In addition to, and not in limitation of, the Company’s rights under any other Exhibits, in the event of any intentional misconduct on Optionee’s part (as determined by the Committee in its sole discretion pursuant to applicable law and the Compensation Recovery Policy adopted by the Committee, including, but not limited to, embezzlement, fraud, and breach of fiduciary duty) which results in, or substantially contributes to, the need to restate the Company’s financial statements, the Company shall be entitled (1) to cancel this option, and (2) with respect to this option or any part thereof that has been exercised by Optionee during any period for which restatement of the Company’s financial statements is required (but, if such period is longer than three years, not to exceed the three most recent years thereof), to recover from Optionee an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option (or part thereof which has been exercised) as of the date of such exercise, over the purchase price under such option.  Any such amount recovered by the Company may be also be adjusted for interest.  The Company shall also be entitled to recover from Optionee any fines, penalties, and other expenses incurred by the Company as a result of Optionee’s misconduct, including expenses incurred by the Company in exercising its right of recovery under this Exhibit.  The Company shall have sole discretion in determining the amount that shall be recovered from Optionee under this Exhibit.

EXHIBIT 10.8
EXHIBIT
(Clawback)

During the term of this option, and for a period ending twelve (12) months after exercise of this option, if Optionee, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the business of the Company or any of its divisions, subsidiaries or affiliates in which Optionee was employed (“Conduct”), then the option hereby granted shall be void and of no force or effect, and if this option or any part thereof has been exercised within the preceding three (3) years of such Conduct, Optionee shall owe the Company the excess of the fair market value of the shares subject to the option (or part thereof which has been exercised) as of the date of such exercise, over the purchase  price under such option, and Optionee shall pay such amount to the Company at the time Optionee commits any of the aforementioned acts.